UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☐                             Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Under Rule 14a-12

PG&E Corporation

(Name of the Registrant as Specified in its Charter)

BLUEMOUNTAIN CAPITAL MANAGEMENT, LLC

BLUE MOUNTAIN CREDIT ALTERNATIVES MASTER FUND L.P.

BLUEMOUNTAIN FOINAVEN MASTER FUND L.P.

BLUEMOUNTAIN FOINAVEN GP, LLC

BLUEMOUNTAIN LOGAN OPPORTUNITIES MASTER FUND L.P.

BLUEMOUNTAIN SUMMIT TRADING L.P.

BLUEMOUNTAIN SUMMIT OPPORTUNITIES GP II, LLC

BLUEMOUNTAIN FURSAN FUND L.P.

BLUEMOUNTAIN KICKING HORSE FUND L.P.

BLUEMOUNTAIN KICKING HORSE FUND GP, LLC

BLUEMOUNTAIN GP HOLDINGS, LLC

ANDREW FELDSTEIN

MICHAEL LIBERMAN

STEPHEN SIDEROW

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
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	(4)	Date Filed:

On January 24, 2019, BlueMountain Capital Management, LLC sent the following email to certain media contacts:

“The news from Cal Fire that PG&E did not cause the devastating 2017 Tubbs fire is yet another example of why the company shouldn't be rushing to file for bankruptcy, which would be totally unnecessary and bad for all stakeholders,” said a spokesperson for BlueMountain Capital Management.

________________________________________

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

In connection with their intended proxy solicitation, BlueMountain Capital Management, LLC and its affiliates (“BlueMountain”), together with the other participants named below, intend to file a proxy statement and accompanying proxy card with the Securities and Exchange Commission (the “SEC”) to solicit shareholders in connection with the 2019 annual meeting of shareholders of PG&E Corporation (the “Company”).

BLUEMOUNTAIN STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV [sec.gov]. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

In accordance with Rule 14a-12(a)(1)(i) under the Securities Exchange Act of 1934, as amended, the following persons may be deemed to be participants in any such proxy solicitation: Blue Mountain Credit Alternatives Master Fund L.P. (“BMCA”), BlueMountain Foinaven Master Fund L.P. (“BMF”), BlueMountain Foinaven GP, LLC (“BMF GP”), BlueMountain Logan Opportunities Master Fund L.P. (“BMLO”), BlueMountain Summit Trading L.P. (“BMST”), BlueMountain Summit Opportunities GP II, LLC (“BMST GP”), BlueMountain Fursan Fund L.P. (“BMFF”), BlueMountain Kicking Horse Fund L.P. (“BMKH”, and together with BMCA, BMF, BMLO, BMST and BMFF, the “BlueMountain Funds”), BlueMountain Kicking Horse Fund GP, LLC (“BMKH GP”), BlueMountain GP Holdings, LLC (“GP Holdings”), BlueMountain Capital Management, LLC (“BMCM”), Andrew Feldstein, the Chief Executive Officer and Chief Investment Officer of BMCM, Michael Liberman, the Co-President and Chief Operating Officer of BMCM, Stephen Siderow, the Co-President of BMCM, and the nominees for election as directors of the Company. Certain of these persons hold direct or indirect interests in securities of the Company as follows: BMCA holds 4,714,216 shares of common stock of the Company; BMF is the holder and beneficial owner of 1,502,845 shares of common stock of the Company and options to purchase 301,600 shares of common stock of the Company; BMF GP, the general partner of BMF, may be deemed to beneficially own the securities of the Company beneficially owned by BMF; BMLO holds 1,068,291 shares of common stock of the Company and options to purchase 199,200 shares of common stock of the Company; BMST is the holder and beneficial owner of 1,702,892 shares of common stock of the Company, options to purchase 959,800 shares of common stock of the Company, and cash-settled total return swaps referencing 3,099,578 shares of common stock of the Company; BMST GP, the general partner of BMST, may be deemed to beneficially own the securities of the Company beneficially owned by BMST; BMFF is the holder of 1,643,498 shares of common stock of the Company and options to purchase 212,500 shares of common stock of the Company; BMKH is the holder and beneficial owner of 654,133 shares of common stock of the Company and options to purchase 223,900 shares of common stock of the Company; BMKH GP, the general partner of BMKH, may be deemed to beneficially own the securities of the Company beneficially owned by BMKH; GP Holdings, the sole owner of BMF GP, BMST GP and BMKH GP, may be deemed to beneficially own the securities of the Company beneficially owned by BMF, BMST and BMKH; and BMCM, the investment manager to each of the BlueMountain Funds, is the beneficial owner of the securities of the Company held by each of the BlueMountain Funds.